Contact:                                                          NEWS RELEASE

David A. Buzen
Chief Financial Officer
Catherine C. Bailey
Director of Communications

212-974-0100

                 CAPITAL RE CORPORATION AND ACE LIMITED ANNOUNCE
                    EXECUTION OF DEFINITIVE MERGER AGREEMENT
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NEW YORK, NY, JUNE 11, 1999--Capital Re Corporation (NYSE: KRE) today announced the execution of a definitive agreement providing for the merger of Capital Re Corporation with ACE Limited, pending approval by Capital Re shareholders and the receipt of necessary regulatory approval.

As previously announced, Capital Re's shareholders will receive 0.6 ordinary shares of ACE Limited for each share of common stock of Capital Re at closing, subject to a maximum value to Capital Re shareholders of $22 per share. It is anticipated that the transaction will be completed during the second half of 1999.

Capital Re is a specialty reinsurance group providing innovative solutions to problems of financial risk and management. Capital Re's two principal divisions, financial guaranty and financial risks, are engaged in the business of municipal and non-municipal financial guaranty reinsurance, mortgage guaranty reinsurance, title reinsurance, trade credit reinsurance and financial solutions.

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT THE COMPANY MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND INVESTORS ARE DIRECTED TO THE RISKS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.